EXHIBIT 99
                                                             FORM 10-Q
                                      QUARTER ENDED SEPTEMBER 30, 1996



                               PRESS RELEASE

                        BUCYRUS INTERNATIONAL, INC.
                              (NASDAQ:  BCYR)
                           FOR IMMEDIATE RELEASE


     South Milwaukee, Wisconsin, November 12, 1996... Bucyrus International, Inc. is pleased to announce the appointment of Daniel J. Smoke as Vice President and Chief Financial Officer.

     Mr. Smoke who has his B.A. degree in Business Administration from Washington State University and an M.S. degree in Accounting from California State University has extensive manufacuting experience and has held similar positions with The Folger Adam Company and Eagle Industries, Inc. Mr. Smoke's early career included a variety of financial and operating positions with Ford Motor Company, White Motor Corporation and General Battery Corporation.

     Bucyrus International, Inc. is a leading manufacturer of surface mining equipment.


Contact:  Craig R. Mackus, Secretary and Controller, 414-768-4267.